The Commonwealth of Massachusetts

               OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL J. CONNOLLY, Secretary
              ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                          ARTICLES OF ORGANIZATION
                            (Under G.L. Ch. 156B)

                                  ARTICLE I

                       The name of the corporation is:

                              Weetamoe Bancorp.

                                 ARTICLE II

             The purpose of the corporation is to engage in the
                       following business activities:

      To buy, sell, own, hold, vote or otherwise deal in and with, on its own behalf and not as a broker, the stock, securities or shares of any bank, trust company or other form of banking institution or any other corporation, association, trust or firm wherever situated or otherwise act as a bank-holding company; to directly or indirectly, whether through any subsidiary corporation or otherwise, purchase, acquire, hold, mortgage, pledge, loan money upon, dispose of or otherwise deal in the assets of any bank, trust company or other form of banking institution, or any other corporation, association, trust or firm wherever situated; and to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of the General Laws.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

                                 ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS             WITH PAR VALUE STOCKS

TYPE       NUMBER OF SHARES          TYPE       NUMBER OF SHARES   PAR VALUE

COMMON:                              COMMON:    2,000,000          $.01
PREFERRED:                           PREFERRED:

                                 ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.

      N/A

                                  ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

      N/A

                                 ARTICLE VI

Other lawful provisions, if any, and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)

See attached continuation sheets VI-1 and VI-2.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                              WEETAMOE BANCORP.

                                 ARTICLE VI

                           Continuation Sheet VI-1

      Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution or for limited, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

      A. (1) No Director or officer shall be disqualified by his office from dealing or contracting as vendor, purchaser or otherwise, whether in his individual capacity or through any other corporation, trust, association, firm or joint venture in which he is interested as a stockholder, director, trustee, partner or otherwise, with the corporation or any corporation, trust, association, firm or joint venture in which the corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the corporation, nor shall any such dealing or contract be avoided, nor shall any Director or officer so dealing or contracting be liable to account for any profit or benefit realized through any such dealing or contract to the corporation or to any stockholder or creditor thereof solely because of the fiduciary relationship established by reason of his holding such Directorship or office. Any such interest of a Director shall not disqualify him from being counted in determining the existence of a quorum at any meeting nor shall any such interest disqualify him from voting or consenting as a Director or having his vote or consent counted in connection with any such dealing or contract.

      (2) No stockholder shall be disqualified from dealing or contracting as vendor, purchaser or otherwise, either in his individual capacity or through any other corporation, trust, association, firm or joint venture in which he is interested as a stockholder, director, trustee, partner or otherwise, with the corporation or any corporation, trust, association, firm or joint venture in which the corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the corporation, nor shall any such dealing or contract be avoided, nor shall any stockholder so dealing or contracting be liable to account for any profit or benefit realized through any such contract or dealing to the corporation or to any stockholder or creditor thereof by reason of such stockholder holding stock in the corporation to any amount, nor shall any fiduciary relationship be deemed to be established by such stockholding.

      B. Meetings of the stockholders of the corporation may be held at any place within the United States.

      C. The corporation may be a partner in any business enterprise it would have power to conduct by itself.

                              WEETAMOE BANCORP.

                                 ARTICLE VI

                           Continuation Sheet VI-2

      D. (1) There shall be three classes of directors to be known as Class One, Class Two and Class Three respectively. The number of directors in each class shall be fixed or determined as set forth in the by-laws but no class shall have more than one additional director as compared to any other class. Class One directors shall hold office until the first annual meeting and until their respective successors are chosen and qualified; the Class Two directors shall hold office until the second annual meeting and until their respective successors are chosen and qualified; and the Class Three directors shall hold office until the third annual meeting and until their respective successors are chosen and qualified. Upon expiration of the terms of office of the directors as classified above, their successors shall be elected for the term of three years each and until their successors are elected and qualified so that approximately one-third of the directors shall be elected each year.

      (2) Except for the initial directors as named in these articles of incorporation to whom this provision shall not apply, no director shall serve as such past attaining the age of seventy (70) years. Any director to whom this provision applies shall submit or be deemed to have submitted his resignation effective upon attaining his seventieth birthday. Any vacancy so occurring in the board of directors may be filled for the remaining unexpired term by majority vote of the remaining directors.

      (3) The provisions of this Section D of Article VI may be amended only by vote of 80% of the stock outstanding and entitled to vote thereon at a stockholders' meeting duly called for the purpose.

                              WEETAMOE BANCORP.

                                ARTICLE VIII

                          Continuation Sheet VIII-1

                                  Directors

Name                  Residence                 Post Office Address
----                  ---------                 -------------------

                                  CLASS ONE

Donald T. Corrigan    95 Captain's Way          same
                      Somerset, MA 02726

Peter Paskowski       113 Cusick Lane           same
                      Somerset, MA 02726

Kenneth R. Rezendes   Sammy's Lane              same
                      P.O. Box 879
                      Assonet, MA 02702

Charles Veloza        100 Plymouth Blvd.        c/o Charlie's Oil
                      Westport, MA 02790        46 Oak Grove Ave.
                                                Fall River, MA  02723

                                  CLASS TWO

Thomas B. Almy        958 Regan Road            same
                      Somerset, MA 02726

Peter G. Collias      254 French St.            345 N. Main St.
                      Fall River, MA  02720     Fall River, MA 02720

William J. Sullivan   388 New Boston Rd.        550 Locust St.
                      Fall River, MA 02720      Fall River, MA 02720

Edward S. Machado     125 Perron Avenue         same
                      Somerset, MA 02726

                                 CLASS THREE

James P. Killoran     31 Arnold Street          41 N. Main St.
                      Somerset, MA 02726        Fall River, MA 02720

Francis A. Macomber   27 Cypress Road           same
                      Somerset, MA 02726

Richard J. McNally    27 River Road             454 Main St.
                      Westport, MA 02790        Somerset, MA 02726

Bernard T. Shuman     911 Langley Street        same
                      Fall River, MA 02720

James D. Carey        457 Fairway Drive         same
                      Somerset, MA 02726

                              WEETAMOE BANCORP.
                          ARTICLES OF ORGANIZATION
                               SIGNATURE PAGE

      IN WITNESS WHEREOF and under the pains and penalties of perjury, we, whose signatures appear below as incorporators and whose names and business or residential addresses are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporators this 12th day of June 1989.

/s/ Donald T. Corrigan                 /s/ Peter Paskowski
    Donald T. Corrigan                     Peter Paskowski
    95 Captain's Way                       113 Cusick Lane
    Somerset, MA 02726                     Somerset, MA 02726

/s/ Kenneth R. Rezendes                /s/ Charles Veloza
    Kenneth R. Rezendes                    Charles Veloza
    Sammy's Lane                           100 Plymouth Blvd.
    P.O. Box 879                           Westport, MA 02790
    Assonet, MA 02702

/s/ Thomas B. Almy                     /s/ Peter G. Collias
    Thomas B. Almy                         Peter G. Collias
    958 Regan Road                         254 French Street
    Somerset, MA 02726                     Fall River, MA 02720

/s/ William J. Sullivan                /s/ Edward S. Machado
    388 New Boston Road                    125 Perron Avenue
    Fall River, MA 02720                   Somerset, MA 02726

/s/ James P. Killoran                  /s/ Francis A. Macomber
    James P. Killoran                      Francis A. Macomber
    31 Arnold Street                       27 Cypress Road
    Somerset, MA 02726                     Somerset, MA 02726

/s/ Richard J. McNally                 /s/ Bernard T. Shuman
    Richard J. McNally                     Bernard T. Shuman
    27 River Road                          912 Langley Street
    Westport, MA 02790                     Fall River, MA 02720

/s/ James D. Carey
    James D. Carey
    457 Fairway Drive
    Somerset, MA 02726

                                 ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:

      P.O. Box 390, Somerset, Massachusetts 02726.

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

NAME                    RESIDENCE              POST OFFICE ADDRESS
----                    ---------              -------------------

Donald T. Corrigan      95 Captain's Way       same
President:              Somerset, MA 02726

James D. Carey          457 Fairway Drive      same
Treasurer:              Somerset, MA 02726

Peter G. Collias        254 French Street      345 North Main Street
Clerk:                  Fall River, MA 02720   Fall River, MA 02720

Directors:
      SEE ATTACHED Continuation Sheet VIII-1

c. The fiscal year of the corporation shall end on the last day of the month of:
      December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:
      Peter G. Collias, 345 N. Main Street, Fall River, Massachusetts 02720

                                 ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of
Organization as incorporator(s) this         day of                19   .

      See attached signature page.

NOTE: If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                      THE COMMONWEALTH OF MASSACHUSETTS

                          ARTICLES OF ORGANIZATION
                   GENERAL LAWS, CHAPTER 156B, SECTION 12

              =================================================

                    I hereby certify that, upon an examination of
              these articles of organization, duly submitted to me, it appears that the provisions of the General
              Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing gee in the amount of $2000.00 having been paid, said articles are deemed to have been filed with me this 13th day of June 1989.

              Effective date

                             /s/ Michael J. Connolly
                                 MICHAEL J. CONNOLLY
                                 Secretary of State

              FILING FEE: 1/10 of 1% of the total amount of the authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar or no par stock shall be deemed to have a par value of one dollar per share.


              PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

                    Thomas H. Tucker, Esq.
                    211 Congress Street
                    Boston, Massachusetts 02110
                    Telephone: (617) 542-5656